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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT



               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934



        Date of Report (Date of earliest Event reported) April 30, 2001



                        Physicians Resource Group, Inc.
            (Exact name of registrant as specified in its charter)



         Delaware                     1-13778                    76-0456864
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)


                 5005 Riverway, Suite 400, Houston, TX  77056
       Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code (713) 629-5777
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Item 5. Other Events

        On April 30, 2001, Physicians Resource Group, Inc. (the "Company") filed its Quarterly Operating Report and Quarterly Bank Reconcilement for the quarter ending March 31, 2001 with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Bankruptcy Court"), Case Number 00-30748-RCM. The Company's Quarterly Operating Report was not prepared on a consolidated basis and, therefore, does not include the results of asset sales, income, expense, assets or liabilities of the Company's subsidiaries. The Company and its subsidiaries are subject to a variety of possible claims of creditors and other third party liabilities. If these claims are substantiated, their value may exceed the amount of cash held by the Company and its subsidiaries.

        On April 30, 2001, the Company's wholly-owned subsidiary, EyeCorp, Inc. ("EyeCorp") filed its Quarterly Operating Report and Quarterly Bank Reconcilement for the quarter ending March 31, 2001 with the Bankruptcy Court.

        The Quarterly Operating Reports (without Bank Reconcilements) filed by the Company and EyeCorp with the Securities and Exchange Commission are included as exhibits to this Current Report on Form 8-K.

        On February 15, 2001, the Company made an additional distribution to unsecured creditors in the amount of $1.5 million and on March 8, 2001, the Company made an initial distribution to unsecured creditors in the amount of approximately $10.1 million, bringing the aggregate distributions made by the Company to its unsecured creditors to approximately $95.9 million.

Item 7. Financial Statements and Exhibits

        (c)  Exhibits:

             99.1 Quarterly Operating Report for the Company for the quarter ended March 31, 2001

             99.2 Quarterly Operating Report for EyeCorp for the quarter ended March 31, 2001

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                                  SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              PHYSICIANS RESOURCE GROUP, INC.



DATE: May 11, 2001            By:   /s/ Michael Yeary
                                  -----------------------------------------
                                        Michael Yeary, President and
                                        Chief Restructuring Officer

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